SCHEDULE A
                 GLOBAL MANAGERS TRUST: International Portfolio
                        NEUBERGER & BERMAN EQUITY FUNDS:
                      Neuberger & Berman International Fund

         The following foreign banking institutions and foreign securities depositories have been approved by the boards of trustees of the above-mentioned trusts for use by the indicated series of the trust as sub-custodians for the securities and other assets:

Citibank, N.A.-Argentina (Caja de Valores) (Argentina)

Westpac Banking Corp. (Austraclear) (Australia)

GiroCredit Bank Aktiengesellschaft der Sparkassen (OEKB) (Austria)

Generale Bank (C.I.K.) (Belgium)

Citibank, N.A. (BOVESPA) (Brazil)

Canada Trustco Mortgage Company (CDS) (Canada)

Citibank, N.A.-Chile (Chile)

The Hongkong and Shanghai Banking Corporation Limited (SSCCRC and Shenzhen Securities Registrars Co., Ltd.) (China)

Cititrust Colombia S.A. Sociedad Fiduciaria (Columbia)

Ceskoslovenska  Obchodni  Banka  A.S.  (SCP  and  Czech  National  Bank)  (Czech
Republic)

Den Danske Bank (VP-Centralen) (Denmark)

Kansallis-Osake-Pankki (Central Share Register) (Finland)

Banque Paribas (SICOVAM) (France)

Berliner Handels-und Frankfurter Bank (Deutscher Kassenverein) (Germany)

National Bank of Greece S.A. (Apothetirio Titlon) (Greece)

Standard Chartered Bank (CCASS) (Hong Kong)

Citibank Budapest Rt. (Hungary)

The Hongkong and Shanghai Banking Corporation Limited (India)


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Standard Chartered Bank Jakarta (Indonesia)

Bank of Ireland (Ireland)

Bank Hapoalim B.M. (Clearing House of the Tel Aviv Stock Exchange) (Israel)

Morgan Guaranty Trust Company (Monte Titoli S.p.A.) (Italy)

Sumitomo Trust & Banking Co., Ltd. (Japan)

Standard Chartered Bank, Kuala Lumpur (Malaysia)

Citibank, N.A.-Mexico (INDEVAL) (Mexico)

Banque Commerciale du Maroc (Morocco)

MeesPierson N.V. (NECIGEF) (The Netherlands)

ANZ Banking Group (NZ) Ltd. (New Zealand)

Christiania Bank Og Kreditkasse (VPS) (Norway)

Deutsche Bank AG (Pakistan)

Citibank, N.A.-Peru (CAVAL) (Peru)

Standard Chartered Bank (the Philippines)

Citibank Poland, S.A.-Warsaw (The National Depository of Securities) (Poland)

Banco Comercial Portugues (Central de Valores Mobiliarios) (Portugal)

Development Bank of Singapore (CDP) (Singapore)

Standard Bank of South Africa Limited (South Africa)

Bank of Seoul (South Korea)

Banco Santander, S.A. (SCLV) (Spain)

Skandinaviska Enskilda Banken (VPC) (Sweden)

Union Bank of Switzerland (SEGA) (Switzerland)

Central Trust of China (TSCD) (Taiwan)

Standard Chartered Bank, Bangkok (SDC) (Thailand)

Citibank, N.A. (Turkey)

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State Street Bank and Trust Company (United Kingdom)

Citibank, N.A.-Venezuela (Venezuela)

Cedel

Euro-clear

GLOBAL MANAGERS TRUST: INTERNATIONAL PORTFOLIO
NEUBERGER & BERMAN EQUITY FUNDS:
NEUBERGER & BERMAN INTERNATIONAL FUND



/s/ Stanley Egener
--------------------------------
Name:  CEO

Dated as of May 23, 1994

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